EXHIBIT 99.1
T-Mobile Delivers Best-in-Class Customer Results in Q4, Translating into Durable and Profitable Financial Growth Driven By Widening Differentiation
Q4 Yet Another Proof Point of the Un-carrier’s Widening Pillars of Differentiation Leading to Sustained Outperformance, Including First-Ever J.D. Power Award for Highest Network Quality, Positioning T-Mobile for Continued Profitable Growth in 2026 and Beyond
Industry-Leading Customer Growth Fueled by Widening Differentiation in Best Network, Best Value and Best Experiences Combination(1)
•Total postpaid net customer additions of 2.4 million in Q4 2025 and 7.8 million in 2025, both industry best
•Postpaid phone net customer additions of 962 thousand in Q4 2025 and 3.3 million in 2025, both industry best
•Postpaid net account additions of 261 thousand in Q4 2025 and 1.2 million in 2025, both industry best
•Total broadband net customer additions of 558 thousand in Q4 2025 and 2.0 million in 2025, both industry best
Translating Industry-Leading Customer Growth into Durable and Profitable Financial Growth
•Service revenues of $18.7 billion in Q4 2025 and $71.3 billion in 2025, both industry-leading growth
•Postpaid service revenues of $15.4 billion in Q4 2025 and $57.9 billion in 2025, both industry-leading growth
•Strong net income of $2.1 billion in Q4 2025 and $11.0 billion in 2025
•Diluted earnings per share (“EPS”) of $1.88 in Q4 2025 and $9.72 in 2025
•Core Adjusted EBITDA(2) of $8.4 billion in Q4 2025 and $33.9 billion in 2025, both industry-leading growth
•Net cash provided by operating activities of $6.7 billion in Q4 2025 and $28.0 billion in 2025, both industry-leading growth
•Adjusted Free Cash Flow(2) of $4.2 billion in Q4 2025 and $18.0 billion in 2025, both representing industry-leading margins
Extending Overall Network Lead with Best Assets, Customer Centricity and Technology Leadership
•For the first time ever, customers have rated T-Mobile highest for network quality in five of six regions in the J.D. Power 2026 U.S. Wireless Network Quality Study. This milestone reflects the impact of T-Mobile’s long-term network strategy, as customers rated the company highest for network quality across more U.S. regions than at any point in its history—well above its previous high of two regions and notably ending a run of 35 consecutive reports with a competitor leading the category.
•T-Mobile won all five overall network experience categories from Opensignal, along with 5G Coverage Experience and 5G Availability. Network consistency remains a key differentiator as T-Mobile was awarded back-to-back outright wins in both Reliability Experience and Consistent Quality.
•T-Mobile once again recognized as the Best Mobile Network in the U.S. according to Ookla’s latest Speedtest Connectivity report after an initial win in July 2025 in the largest, most-comprehensive tests of their kind, each leveraging half a billion real world data points on millions of devices measuring speed and experience. In addition, T-Mobile was awarded the best and fastest 5G network, alongside other awards for best mobile gaming and video streaming experience.
Bellevue, WA — February 11, 2026 — T-Mobile US, Inc. (NASDAQ: TMUS) reported fourth quarter and full year 2025 results today, delivering industry-leading customer results across the board, in postpaid net account additions, total postpaid net customer additions, postpaid phone net customer additions, and total broadband net customer additions. The company’s industry-leading customer and customer account growth contributed to industry-best service revenue growth, which grew at a rate multiple times that of its closest wireless competitors, strong net income, industry-leading Core Adjusted EBITDA growth, strong net cash provided by operating activities and industry-leading Adjusted Free Cash Flow margin in 2025, while fueling stockholder returns of $14.0 billion. The Company will also provide an update to its multi-year guidance through 2027, originally presented at its September 2024 Capital Markets Day, during its upcoming Capital Markets Day Update event which will be available via webcast and in a separate press release concurrent with the event on the Investor Relations website, in addition to the company’s release earlier this morning announcing a first-of-its-kind network-integrated service that enables real-time translation during phone calls, here.
“Q4 was a great proof point of our winning formula – and we see significant runway ahead to widen our margin of differentiation, including through maintaining our tremendous momentum in network perception gains and in our digital transformation and simplification,” said Srini Gopalan, CEO of T-Mobile. “In 2025, more new postpaid customers chose the Un-carrier than ever before, driven by outstanding momentum across all categories. As we look to 2026, we’re even more confident that the future is brighter than ever before. We see continued opportunity to eliminate customer pain points, introduce even more consumers to the Un-carrier ethos, and further extend our network leadership while accelerating our digital transformation to drive durable and outsized profitable growth. I’m tremendously excited to share more during our expanded format earnings call and 2024 Capital Markets Day halftime check-in - stay tuned.”
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(1)AT&T Inc. does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry-leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

Industry-Leading Customer Growth Fueled by Widening Differentiation in Best Network, Best Value and Best Experiences Combination(1)
•Total postpaid net customer additions of 2.4 million in Q4 2025 and 7.8 million in 2025.
•Postpaid phone net customer additions of 962 thousand in Q4 2025 and 3.3 million in 2025. Postpaid phone churn of 1.02% in Q4 2025 and 0.93% in 2025.
•Postpaid net account additions of 261 thousand in Q4 2025 and 1.2 million in 2025.
•Prepaid net customer additions of 57 thousand in Q4 2025 and 184 thousand in 2025. Prepaid churn of 2.76% in Q4 2025 and 2.72% in 2025.
•Total broadband net customer additions of 558 thousand in Q4 2025 and 2.0 million in 2025, including 63 thousand and 136 thousand fiber net customer additions.
•5G broadband net customer additions of 495 thousand in Q4 2025 and 1.9 million in 2025. T-Mobile ended the quarter with 8.5 million 5G broadband customers.
•Total net customer additions were 2.4 million in Q4 2025 and 8.0 million in 2025. Total customers increased to 142.4 million.

	Quarter			Year Ended December 31,
(in thousands, except churn)	Q4 2025	Q3 2025	Q4 2024	2025	2024
Postpaid net account additions	261	396	263	1,180	1,097
Total net customer additions	2,439	2,390	2,036	7,982	6,324
Postpaid net customer additions (2)	2,382	2,347	1,933	7,798	6,066
Postpaid phone net customer additions (3)	962	1,007	903	3,294	3,077
Postpaid other net customer additions (2) (3) (4) (5)	1,420	1,340	1,030	4,504	2,989
Prepaid net customer additions (2) (3) (6)	57	43	103	184	258
Total customers, end of period (2)	142,388	139,949	129,528	142,388	129,528
Postpaid phone churn	1.02%	0.89%	0.92%	0.93%	0.86%
Prepaid churn	2.76%	2.77%	2.85%	2.72%	2.73%
Total broadband net customer additions (3) (4) (5)	558	560	432	2,015	1,662
5G broadband net customer additions (3)	495	506	428	1,879	1,654
Total broadband customers, end of period	9,447	8,889	6,439	9,447	6,439
Total 5G broadband customers, end of period	8,450	7,955	6,430	8,450	6,430
(1)AT&T Inc. does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry-leading claims are based on consensus expectations if results are not yet reported.
(2)Includes broadband customers.
(3)In the third quarter of 2025, we acquired 3,287,000 postpaid phone customers, 390,000 postpaid other customers, including 141,000 5G broadband customers, and 349,000 prepaid customers through the UScellular acquisition, which includes the impact of certain base adjustments to align the policies of UScellular and T-Mobile.
(4)In the third quarter of 2025, we acquired 755,000 fiber customers from Metronet and other acquisitions.
(5)In the second quarter of 2025, we acquired 97,000 fiber customers from Lumos.
(6)In the second quarter of 2024, we acquired 3,504,000 prepaid customers through our acquisition of Ka’ena, which includes the impact of certain base adjustments to align the policies of Ka’ena and T-Mobile.

Translating Industry-Leading Customer Growth into Durable and Profitable Financial Growth(1)
•Total service revenues increased 10% year-over-year to $18.7 billion in Q4 2025 and 8% year-over-year to $71.3 billion in 2025, which included Postpaid service revenues growth of 14% year-over-year to $15.4 billion in Q4 2025 and 11% growth year-over-year to $57.9 billion in 2025.
•Net income of $2.1 billion in Q4 2025 included the impact of severance and related costs associated with the 2025 workforce transformation and reinvestment initiative, net of tax, of $293 million. Net income of $11.0 billion in 2025 included the impact of severance and related costs associated with the 2025 workforce transformation and reinvestment initiative, net of tax, of $293 million and impairment expense, net of tax, of $208 million.
•Diluted EPS of $1.88 per share in Q4 2025 included the impact of severance and related costs associated with the 2025 workforce transformation and reinvestment initiative, net of tax, of $0.26 per share. Diluted EPS of $9.72 per share in 2025 included the impact of severance and related costs associated with the 2025 workforce transformation and reinvestment initiative, net of tax, of $0.26 per share and impairment expense, net of tax, of $0.18 per share.
•Core Adjusted EBITDA increased 7% year-over-year to $8.4 billion in Q4 2025 and increased 7% year-over-year to $33.9 billion in 2025.
•Net cash provided by operating activities(2) increased 20% year-over-year to $6.7 billion in Q4 2025 and increased 25% year-over-year to $28.0 billion in 2025.
•Cash purchases of property and equipment, including capitalized interest increased 12% year-over-year to $2.5 billion in Q4 2025 and increased 13% year-over-year to $10.0 billion in 2025, which included the impact from planned higher capital purchases, including for increased greenfield site builds and incremental capital expenditures following the acquisition of UScellular.
•Adjusted Free Cash Flow increased 2% year-over-year to $4.2 billion in Q4 2025 and increased 6% year-over-year to $18.0 billion in 2025.
•Stockholder Returns through December 31, 2025, of $45.4 billion on a cumulative basis since the initiation of the stockholder return program included 216.0 million shares repurchased for $37.2 billion and cash dividends of $8.2 billion. This includes 11.9 million shares of common stock repurchased for $2.5 billion in Q4 2025 and 42.4 million shares repurchased for $9.9 billion in 2025, and cash dividends of $1.1 billion in Q4 2025 and $4.1 billion in 2025. The current authorization allows for stock repurchases and dividends through December 2026 of up to $14.6 billion.

	Quarter			Year Ended December 31,		Q4 2025 vs. Q3 2025	Q4 2025 vs. Q4 2024	2025 vs. 2024
(in millions, except EPS)	Q4 2025	Q3 2025	Q4 2024	2025	2024
Total service revenues	$18,702	$18,241	$16,928	$71,306	$66,178	2.5%	10.5%	7.7%
Postpaid service revenues	15,378	14,882	13,502	57,932	52,340	3.3%	13.9%	10.7%
Total revenues	24,334	21,957	21,872	88,309	81,400	10.8%	11.3%	8.5%
Net income	2,103	2,714	2,981	10,992	11,339	(22.5)%	(29.5)%	(3.1)%
Diluted EPS	1.88	2.41	2.57	9.72	9.66	(22.0)%	(26.8)%	0.6%
Adjusted EBITDA	8,447	8,684	7,916	33,937	31,864	(2.7)%	6.7%	6.5%
Core Adjusted EBITDA	8,445	8,680	7,905	33,924	31,771	(2.7)%	6.8%	6.8%
Net cash provided by operating activities (2)	6,654	7,457	5,549	27,950	22,293	(10.8)%	19.9%	25.4%
Cash purchases of property and equipment, including capitalized interest	2,469	2,639	2,212	9,955	8,840	(6.4)%	11.6%	12.6%
Adjusted Free Cash Flow	4,185	4,818	4,084	17,995	17,032	(13.1)%	2.5%	5.7%
(1)     Industry-leading claims are based on consensus expectations if results are not yet reported.
(2)     Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

Extending Overall Network Lead with Best Assets, Customer Centricity and Technology Leadership
•For the first time ever, customers have rated T-Mobile highest for network quality in five of six regions in the J.D. Power 2026 U.S. Wireless Network Quality Study. This milestone reflects the impact of T-Mobile’s long-term network strategy, as customers rated the company highest for network quality across more U.S. regions than at any point in its history—well above its previous high of two regions and ending a run of 35 consecutive reports with a single carrier leading the category.
•T-Mobile won all five overall network experience categories from Opensignal, along with 5G Coverage Experience and 5G Availability. Network consistency remains a key differentiator as T-Mobile was awarded back-to-back outright wins in both Reliability Experience and Consistent Quality.
•T-Mobile once again recognized as the Best Mobile Network in the U.S. according to Ookla’s latest Speedtest Connectivity report after an initial win in July 2025 in the largest, most-comprehensive tests of their kind, each leveraging half a billion real world data points on millions of devices measuring speed and experience. In addition, T-Mobile was awarded the best and fastest 5G network, alongside other awards for best mobile gaming and video streaming experience.

See 5G device, coverage, and access details at T-Mobile.com. J.D. Power Award: The 2026 U.S. Wireless Network Quality Performance Study—Volume 1 is based on responses from 20,050 wireless customers. Carrier performance is examined in six regions: Mid-Atlantic, North Central, Northeast, Southeast, Southwest and West. In addition to evaluating the network quality experienced by customers with wireless phones, the study also measures the network performance of tablets and mobile broadband devices. The study was fielded from June through November 2025. Opensignal Award: Mobile Network Experience Report - January 2026. Data Collection Period: Sep 01 - Nov 29, 2025. Ookla Award: United States Speedtest Connectivity Report H2 2025. Based on millions of daily consumer-initiated tests taken on Speedtest, along with quality of experience (QoE) metrics. Data Collection Period: July – December 2025. Ookla® trademarks used under license and reprinted with permission.

Strong Outlook for 2026 with Continued Industry-Leading Growth
•Postpaid net account additions are expected to be between 900 thousand and 1.0 million.
•Core Adjusted EBITDA, which is Adjusted EBITDA less lease revenues, is expected to be between $37.0 billion and $37.5 billion, up 10% year-over-year at the midpoint.
•Net cash provided by operating activities, including payments for UScellular merger-related costs, is expected to be between $28.0 billion and $28.7 billion.
•Cash purchases of property and equipment, including capitalized interest, are expected to be approximately $10.0 billion.
•Adjusted Free Cash Flow, including payments for UScellular merger-related costs, is expected to be between $18.0 billion and $18.7 billion. Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization.

The company will also provide an update to its multi-year guidance through 2027, originally presented at its September 2024 Capital Markets Day, during its upcoming Capital Markets Day Update event which will be available via webcast and in a separate press release concurrent with the event on the Investor Relations website, in addition to the company’s release earlier this morning announcing a first-of-its-kind network-integrated service that enables real-time translation during phone calls, here.

(in millions, except Postpaid net account additions and Effective tax rate)	FY 2026 Guidance
Postpaid net account additions (thousands)	900	1,000
Net income (1)	N/A	N/A
Effective tax rate	25%	26%
Core Adjusted EBITDA (2)	$37,000	$37,500
Net cash provided by operating activities	28,000	28,700
Capital expenditures (3)	~10,000
Adjusted Free Cash Flow	18,000	18,700
(1)T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of company operations, excluding the impact of lease revenues from related device financing programs.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.

Financial Results
For more details on T-Mobile’s Q4 2025 and full year 2025 results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at https://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Wednesday, February 11, 2026, at 8:30 a.m. (EDT)

Access via Webcast
The earnings call will be broadcasted live and can be replayed via the Investor Relations website at https://investor.t-mobile.com.

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR X account (https://x.com/TMobileIR), the @SriniGopalan X account (https://x.com/SriniGopalan) and our CEO’s LinkedIn account (https://www.linkedin.com/in/srini-gopalan/), both of which Mr. Gopalan also uses as a means for personal communications and observations, and the @TMobileCFO X account (https://x.com/tmobilecfo), and our CFO’s LinkedIn account (https://www.linkedin.com/in/peter-osvaldik-3887394), both of which Mr. Osvaldik also uses as a means for personal communication and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
As the supercharged Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is powered by an award-winning 5G network that connects more people, in more places, than ever before. With T-Mobile’s unique value proposition of best network, best value and best experiences, the Un-carrier is redefining connectivity and fueling competition while continuing to drive the next wave of innovation in wireless and beyond. Headquartered in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information, visit https://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; cyberattacks, disruptions, data loss or other security breaches; our inability to adopt and deploy network technologies in a timely and effective manner; our inability to effectively execute our digital transformation and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, investment, joint venture, merger or divestiture involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, tariffs and trade restrictions, supply chain disruptions, fluctuations in global currencies, immigration policies, and impacts of geopolitical instability, such as the Ukraine-Russia and Israel-Hamas wars and further escalations thereof; potential operational delays, higher procurement and operational costs, and increased regulatory and compliance complexities as result of changes to trade policies, including higher tariffs, restrictions and other economic disincentives to trade; our inability to successfully deliver new products and services; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; compliance with the current regulatory framework, including our national security obligations, and any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of Deutsche Telecom AG (“DT”), our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and SoftBank Group Corp. and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the Federal Communications Commission; and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward- looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures, including Adjusted EBITDA, Core Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Free Cash Flow margin. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Net income	$2,374	$2,925	$3,059	$2,981	$2,953	$3,222	$2,714	$2,103	$11,339	$10,992
Adjustments:
Interest expense, net	880	854	836	841	916	922	924	1,012	3,411	3,774
Other (income) expense, net	(20)	8	(7)	(94)	46	11	78	89	(113)	224
Income tax expense	764	843	908	858	885	1,058	814	532	3,373	3,289
Operating income	3,998	4,630	4,796	4,586	4,800	5,213	4,530	3,736	18,010	18,279
Depreciation and amortization	3,371	3,248	3,151	3,149	3,198	3,146	3,408	3,756	12,919	13,508
Stock-based compensation (1)	140	147	143	156	168	178	217	209	586	772
Merger-related costs (gain), net (2) (3)	130	(9)	16	10	14	33	73	143	147	263
Network restructuring initiative costs (4)	—	—	—	—	—	—	—	93	—	93
Legal-related expenses (recoveries), net (5)	—	15	1	(105)	6	(4)	8	6	(89)	16
Impairment expense	—	—	—	—	—	—	278	—	—	278
Other, net (6)	13	22	136	120	73	(19)	170	504	291	728
Adjusted EBITDA	7,652	8,053	8,243	7,916	8,259	8,547	8,684	8,447	31,864	33,937
Lease revenues	(35)	(26)	(21)	(11)	(1)	(6)	(4)	(2)	(93)	(13)
Core Adjusted EBITDA	$7,617	$8,027	$8,222	$7,905	$8,258	$8,541	$8,680	$8,445	$31,771	$33,924
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs (gain), net.
(2)Merger-related costs (gain), net includes Sprint merger-related costs and UScellular merger-related costs.
(3)Merger-related costs (gain), net, for the three months ended June 30, 2024 and the year ended December 31, 2024, includes the $100 million gain recognized for the extension fee previously paid by DISH associated with the DISH License Purchase Agreement.
(4)In Q4 2025, we began implementing network restructuring initiatives as a result of recent technological advancements that enhanced our Customer-Driven Coverage insights. Network restructuring initiative costs consist of network decommissioning and contract termination costs related to the rationalization of our network and backhaul services and the elimination of duplicative costs.
(5)Legal-related expenses (recoveries), net consists of the settlement of certain litigation and compliance costs associated with the August 2021 cyberattack, net of insurance recoveries.
(6)Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, not directly attributable to the Sprint merger or UScellular acquisition, which are not reflective of T-Mobile’s ongoing core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA. Other, net for the three months and year ended December 31, 2025, includes $390 million of severance and related costs associated with the 2025 workforce reduction.
Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and certain expenses, gains and losses, which are not reflective of our ongoing operating performance (“Special Items”). Special Items include Merger-related costs (gain), net, costs associated with the network restructuring initiative (as discussed above), certain legal-related expenses and recoveries, Impairment expense, restructuring costs not directly attributable to the Sprint merger or UScellular acquisition (including severance), and other non-core gains and losses. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the company as a whole. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications and broadband services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Adjusted Free Cash Flow and Adjusted Free Cash Flow margin are calculated as follows:

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Net cash provided by operating activities	$5,084	$5,521	$6,139	$5,549	$6,847	$6,992	$7,457	$6,654	$22,293	$27,950
Cash purchases of property and equipment, including capitalized interest	(2,627)	(2,040)	(1,961)	(2,212)	(2,451)	(2,396)	(2,639)	(2,469)	(8,840)	(9,955)
Proceeds related to beneficial interests in securitization transactions	890	958	984	747	—	—	—	—	3,579	—
Adjusted Free Cash Flow	$3,347	$4,439	$5,162	$4,084	$4,396	$4,596	$4,818	$4,185	$17,032	$17,995
Net cash provided by operating activities margin (Net cash provided by operating activities divided by Service revenues)	31.6%	33.6%	36.7%	32.8%	40.5%	40.1%	40.9%	35.6%	33.7%	39.2%
Adjusted Free Cash Flow margin (Adjusted Free Cash Flow divided by Service revenues)	20.8%	27.0%	30.9%	24.1%	26.0%	26.4%	26.4%	22.4%	25.7%	25.2%
Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.
Adjusted Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, plus Proceeds related to beneficial interests in securitization transactions. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors and analysts to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
Adjusted Free Cash Flow margin - Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares and provide further investment in the business.

The guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2026
(in millions)	Guidance Range
Net cash provided by operating activities	$28,000	$28,700
Cash purchases of property and equipment, including capitalized interest	(10,000)	(10,000)
Adjusted Free Cash Flow	$18,000	$18,700

T-Mobile US, Inc.
Operating Measures
(Unaudited)

The following table sets forth company operating measures ARPA and ARPU:

	Quarter								Year Ended December 31,
(in dollars)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Postpaid ARPA	$140.88	$142.54	$145.60	$146.28	$146.22	$149.87	$149.44	$150.17	$143.85	$148.97
Postpaid phone ARPU	48.79	49.07	49.79	49.73	49.38	50.62	50.71	50.71	49.35	50.37
Prepaid ARPU	37.18	35.94	35.81	35.49	34.67	34.63	33.93	33.33	36.06	34.14

Postpaid Average Revenue Per Account (“ARPA”) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (“ARPU”) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.